EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Growth Opportunities    SEE ATTACHED
-------------------------------------   -----------------------------------------
Name of Fund                            Date of Trade

SEE ATTACHED                                BIDS
-------------------------------------   -----------------------------------------
Security                                Name of Affiliated Broker

  $358.67                                   $0.004
-------------------------------------   -----------------------------------------
Total Commission                        Unit Cost of Commission (i.e., per share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                  FOR THE QUARTER ENDING: September 30, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------

                                                                                                Broker
                Affiliated                                                                    Commission
                 Broker                                         Security                       Cost Per    Total
Client Name       Name      Trade Date  Transaction  Symbol       Name        Shares  Price     Share    Commission  Total Cost
-----------     ----------  ----------  -----------  ------- ---------------- ------ -------- ---------- ---------- -------------
Transamerica
  MS Growth       BIDS                                         WHOLE FOODS
  Opportunities  (MLCO)     7/11/2013      Buy       WFMUS     MARKET INC      4,169 $ 55,634  $0,0040    $ 16,68   $  232,019.44
Transamerica
  MS Growth       BIDS                                           LIBERTY
  Opportunities  (MLCO)     7/16/2013      Buy       LMCAUS    MEDIA CORP      2,405 $138,365  $0,0040    $  9,62   $  332,815.93
Transamerica
  MS Growth       BIDS                                         MCCORMICK &
  Opportunities  (MLCO)     7/16/2013      Buy       MKCUS       CO INC        1,191 $ 72,035  $0,0040    $  4,76   $   85,817.51
Transamerica
  MS Growth       BIDS                                           LIBERTY
  Opportunities  (MLCO)     7/18/2013      Buy       LMCAUS    MEDIA CORP      1,184 $140,370  $0,0040    $  4,74   $  166,221.76
Transamerica                                                     CHARTER
  MS Growth       BIDS                                        COMMUNICATIONS
  Opportunities  (MLCO)     8/19/2013      Buy       CHTRUS      INC CLA       4,573 $123,415  $0,0040    $ 18,29   $  564,468.26
Transamerica
  MS Growth       BIDS
  Opportunities  (MLCO)     8/19/2013      Buy        NUS      NETSUITE INC    1,738 $ 91,854  $0,0040    $  6,95   $  159,677.71
Transamerica                                                     PAN ERA
  MS Growth       BIDS                                            BREAD
  Opportunities  (MLCO)     8/19/2013      Buy       PNRAUS    COMPANY CL-A    4,271 $173,805  $0,0040    $ 17,08   $  742,406.58
Transamerica
  MS Growth       BIDS                                         PROGRESSIVE
  Opportunities  (MLCO)     8/19/2013      Buy       PGRUS        CORP           582 $ 25,035  $0,0040    $  2,33   $   14,582.01
Transamerica                                                   ULTA SALON
  MS Growth       BIDS                                         COSMETICS &
  Opportunities  (MLCO)     8/19/2013      Buy       ULTAUS      FRAGRAN       7,636 $ 98,974  $0,0040    $ 30,54   $  755,918.18
Transamerica                                                      RANGE
  MS Growth       BIDS                                          RESOURCES
  Opportunities  (MLCO)     8/19/2013      Sell      RRCUS        CORP         3,714 $ 76,126  $0,0040    $ 14,86   $  282,654.25
Transamerica
  MS Growth       BIDS                                          ROCKWOOD
  Opportunities  (MLCO)     8/19/2013      Sell      ROCUS     HOLDINGS IN       873 $ 63,855  $0,0040    $  3,49   $   55,726.99
Transamerica
  MS Growth       BIDS                                         WHOLE FOODS
  Opportunities  (MLCO)     8/19/2013      Sell      WFMUS     MARKET INC        909 $ 52,975  $0,0040    $  3,64   $   48,135.26
Transamerica                                                      RANGE
  MS Growth       BIDS                                          RESOURCES
  Opportunities  (MLCO)     8/20/2013      Sell      RRCUS        CORP          3612 $ 76,945  $0,0040    $ 14,45   $  277,848.26
Transamerica
  MS Growth       BIDS                                         WHOLE FOODS
  Opportunities  (MLCO)     8/20/2013      Sell      WFMUS     MARKET INC      4,860 $ 52,755  $0,0040    $ 19,44   $  256,287.63
Transamerica
  MS Growth       BIDS                                         SALESFORCE
  Opportunities  (MLCO)     8/21/2013      Sell      CRMUS         COM         4,885 $ 43,629  $0,0040    $ 19,54   $  213,024.30
Transamerica
  MS Growth       BIDS                                         TRIPADVISOR
  Opportunities  (MLCO)     8/21/2013      Sell      TRIPUS        INC         1,055  $70,085    $0,0040      $4,22  $73,917.23
Transamerica                                                   ENDO HEALTH
  MS Growth       BIDS                                          SOLUTIONS
  Opportunities  (MLCO)     8/23/2013      Buy       ENDPUS        INC         1,244 $ 38,815  $0,0040    $  4,98   $   48,310.74
Transamerica                                                    FLEETCOR
  MS Growth       BIDS                                         TECHNOLOGIES
  Opportunities  (MLCO)     8/23/2013      Buy       FLTUS         INC           995 $102,370  $0,0040    $  3,98   $  101,878.05
Transamerica                                                   ENDO HEALTH
  MS Growth       BIDS                                          SOLUTIONS
  Opportunities  (MLCO)     8/26/2013      Buy       ENDPUS        INC         6,853 $ 39,483  $0,0040    $ 27,41   $  270,716.11
Transamerica                                                    FLEETCOR
  MS Growth       BIDS                                         TECHNOLOGIES
  Opportunities  (MLCO)     8/26/2013      Buy       FLTUS         INC         5,410 $106,884  $0,0040    $ 21,64   $  578,350.10
Transamerica
  MS Growth       BIDS                                         TRIPADVISOR
  Opportunities  (MLCO)     8/26/2013      Sell      TRIPUS        INC         2,127 $ 72,000  $0,0040    $  8,51   $  153,098.79
Transamerica                                                   ENDO HEALTH
  MS Growth       BIDS                                          SOLUTIONS
  Opportunities  (MLCO)     8/27/2013      Buy       ENDPUS        INC         3,733 $ 39,183  $0,0040    $ 14,93   $  146,345.92
Transamerica
  MS Growth       BIDS
  Opportunities  (MLCO)     8/27/2013      Buy        NUS      NETSUITE INC    5,475 $ 96,779  $0,0040    $ 21,90   $  529,976.17
Transamerica
  MS Growth       BIDS                                         PROGRESSIVE
  Opportunities  (MLCO)     8/27/2013      Buy       PGRUS        CORP           519 $ 25,215  $0,0040    $  2,06   $   13,096.96
Transamerica                                                   ENDO HEALTH
  MS Growth       BIDS                                          SOLUTIONS
  Opportunities  (MLCO)      9/9/2013      Buy       ENDPUS        INC         2,260 $ 44,165  $0,0040    $  9,04   $   99,358.10
Transamerica
  MS Growth       BIDS                                       INTERCONTINENTAL
  Opportunities  (MLCO)      9/9/2013      Sell      ICEUS     EXCHANGE INC      465 $181 250  $0,0040    $  1,86   $   84,270.48
Transamerica
  MS Growth       BIDS                                          ROCKWOOD
  Opportunities  (MLCO)     9/10/2013      Sell      ROCUS     HOLDINGS IN     2,179 $ 65,000  $0,0040    $  8,72   $  141,588.95
Transamerica
  MS Growth       BIDS                                          ROCKWOOD
  Opportunities  (MLCO)     9/11/2013      Sell      ROCUS     HOLDINGS IN     3,270 $ 65,000  $0,0040    $ 13,08   $  212,480.90
Transamerica
  MS Growth       BIDS                                          ROCKWOOD
  Opportunities  (MLCO)     9/12/2013      Sell      ROCUS     HOLDINGS IN      1090 $ 64,990  $0,0040    $  4,36   $   70,616.06
Transamerica                                                  INTERCONTINENT
  MS Growth       BIDS                                         ALEXCHANGE
  Opportunities  (MLCO)     9/16/2013      Sell      ICEUS         INC         5,845 $181,387  $0,0040    $ 23,38   $1,060,074.00
Transamerica
  MS Growth       BIDS                                          ROCKWOOD
  Opportunities  (MLCO)     9/16/2013      Sell      ROCUS     HOLDINGS IN       545 $ 67,215  $0,0040    $  2,18   $   36,620.64
                                                                              ------                      -------   -------------
                                                                  TOTAL       89,667                      $358.67   $7,809,003.32
                                                                              ======                      =======   =============

/s/ Kelly Daniels
------------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                   (EACH FUND OR SERIES THEREOF, A ''FUND")

  Quarterly Report to the Boards of Directors/Trustees Regarding Transactions
                            with Affiliated Brokers

                     for quarter ended September 30, 2013

Name of Fund: Transamerica MS Growth Opportunities

Total broker-dealer commissions paid by the Fund during quarter: $64,090.89

Total compensation paid by the Fund to each Affiliated Broker during quarter;

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $358.67

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Jack Murray                     10/0/13
-----------------------------       ----------------------------------
Executive Director                  Date